1 Ally Financial Inc. BancAnalysts Association of Boston Conference November 3, 2016

2 Forward-Looking Statements and Additional Information The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third party data available at the time of the presentation In the presentation that follows and related comments by Ally Financial Inc. (“Ally”) management, the use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “explore,” “positions,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would, ” “could, ” “should, ” “believe, ” “potential, ” “continue,” or the negative of these words, or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally’s actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, the following: maintaining the mutually beneficial relationship between Ally and General Motors, and Ally and Chrysler and our ability to further diversify our business; our ability to maintain relationships with automotive dealers; the significant regulation and restrictions that we are subject to as a bank holding company and financial holding company; the potential for deterioration in the residual value of off-lease vehicles; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in our credit ratings; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the Dodd-Frank Act and Basel III). Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law. Certain non-GAAP measures are provided in this presentation which are important to the reader of the Consolidated Financial Statements but should be supplemental and not a substitute for to primary U.S. GAAP measures. Reconciliation of non-GAAP financial measures are included within this presentation. Use of the term “loans” describes products associated with direct and indirect lending activities of Ally’s operations. The specific products include retail installment sales contracts, lines of credit, leases or other financing products. The term “originate” refers to Ally’s purchase, acquisition or direct origination of various “loan” products.

3 Key Messages • Unique opportunity in banking – “Best Online Bank”(1) - well positioned with trends towards digital financial services – Self-help EPS growth with ROE expansion path – Deposit growth a significant driver of value – Returning significant capital to shareholders relative to market capitalization • Optimizing business mix in auto finance – Expanding risk-adjusted returns – Successfully offsetting lease portfolio decline • Positioned for future with product expansion initiatives – Reinforce customer-centric brand proposition – Grow and deepen customer relationships – Diversify, strengthen franchise and support efficient deposit growth (1) “Best Online Bank” by Money magazine from 2011-2016

4 Summary of Strategic Path Theme: Past Current Future Repair Optimize and Plant Seeds Grow Operational Focus Financial & Capital Focus Core ROTCE(1) Objective • Diversify from OEM contracts • Grow deposits as funding source • Optimize returns in Auto Finance • Identify and introduce growth opportunities • Diversify revenue streams • Demonstrate ability to prudently grow • Repay TARP • Address legacy mortgage issues • Cut expense base • Significant share buybacks • Full bank normalization • Expense efficiency • Share buybacks • Increasing dividend • Capital efficient growth n/a 10+/-% 12+/-% (1) Represents a non-GAAP financial measure. See page 25 for calculation methodology and details.

5 Brand proposition: Relentless ally for the customer Simple, straightforward approach to banking – customer is at the core Do It Right Customer-centricity Digital Simple Build emotional relationship with customer beyond financial transactions 24/7 human customer service No branches = Great Rates No geographical constraints Customer service that actually serves Smart Solutions oriented and deliver products that are never status quo Innovative Align with disruptive trends Transparent Deliver the plain and simple truth – no hidden messages or fees Low Fee / Great Rate Fair and transparent fees; attractive, not top rate DO RIGHT TIRELESSLY INNOVATE OBSESS OVER THE CUSTOMER

6 Collaborative Culture Breeds an Innovative Company Alignment of Brand, Culture and Strategy Brand: Do It Right • First ever company-wide brand campaign • Demonstrates our relentlessness to be an ally for customers • Unified customer brand promise supports growth and diversification Culture: LEAD • A clearly defined culture that unifies all associates around four core values Look Externally Execute with Excellence Act with Professionalism Deliver Results • Associates held accountable for the “how” as well as the “what”

7 0.4 0.5 0.6 0.8 0.9 1.1 1.2 $22 $28 $35 $43 $48 $55 $66 2010 2011 2012 2013 2014 2015 2016 est. Retail Deposit Customers (millions) Ally Bank Retail Deposits ($ billions) Proven Success with Digital Deposit Growth Strong Retail Customer and Deposit Growth 21% CAGR 20% CAGR ~

8 Attractive Demographic Trends Growing Millennial Segment New Deposit Customers by Generation

9 Summary of New Products and Growth Areas Digital Wealth Management Mortgage Credit Card Corporate Finance Additional Vehicle Finance Channels Investment Portfolio  Integration underway – branding under Ally expected 1Q 17  Aligns with strengths of deposit business  Expect to launch direct-to-consumer product in 4Q 16  Cornerstone product that provides long-term growth upside  Cash back card with additional reward linked to deposit account  Meets customer request and future optionality for diversification  Efficient capital deployment and further revenue diversification  >40% growth YoY – diversified business with attractive ROE  Part of Ally since 1999  Example: Transportation and Equipment Finance, Blue Yield, Beepi – more to come  Position for future as auto lending evolves

10 Strategic Benefits of Product Expansion P Support brand awareness and customer retention P Drive consistent deposit growth P Minimize deposit beta P Diversify revenue P Drive additional, capital efficient fee income P Provide long runway for EPS growth P Align company with growth trends in digital financial services P Improve ROE – individually higher ROE products and supports optimization of auto Strengthen franchise in a low-risk, capital efficient manner

11 % of Retail, Lease, Commercial and total Insurance Assets (end of period) 21% 22% 27% 14% 9% 4% 14% 18% 23% 12% 16% 11% 30% 29% 30% 8% 6% 6% 2012 2014 2016 Standard loan - new Subvented loan - new Lease Used Commercial Insurance Dealer Financial Services Progression 2012 3Q 2016 • Notable competitive advantages: − In business since 1919 − Broad product suite – new, used, super prime to subprime, lease, commercial, insurance, SmartAuction − Differentiated approach to service – Relentless Ally for Dealers − Superior application and data flow for managing credit and optimizing returns • Business successfully diversified and transitioned from manufacturer-centric incentive products Leading full service, full spectrum auto lender 2014 15.7k 1.7M New vehicle subvented loans and leases ~15% of current dealer financial services portfolio 16.8k 2.3M 18.2k 2.9M Dealer Relationships Qu rterly applications (avg., # millions)

12 Last 12 Months Ended Inc/(Dec) 3Q 16 3Q 15 YoY ($ millions) Net Financing Revenue $2,249 $1,895 $354 Provision Expense 873 678 195 Risk-Adjusted Margin $1,376 $1,217 $159 Retail Auto Improving Returns in Auto Finance Business • Net financing revenue growth ~1.8x provision expense over the comparable last 12 months – Provision expense impact also driven by higher outstanding loan balance and increase in coverage ratio Improving risk-adjusted margin in retail auto loan portfolio Note: Net financing revenue by product based on segment interest expense allocations (1) - Estimated average annualized yield is a forward-looking non-GAAP financial measure that management believes is helpful to readers in evaluating the estimated profitability of loan originations during the period. There is no comparable GAAP measure as the yield is an estimate. See page 18 for details. Retail Auto Yield Current Portfolio 5.6% 2016 YTD Originated Yield(1) 5.9% Total Auto Balance (avg. daily balance; $ billions) $111.4 $115.1 $114.2 $112.8 $112.4 Retail net financing revenue offsetting lease decline ($ millions) $136 $144 $145 $152 $150 $231 $212 $201 $213 $192 $504 $544 $549 $564 $591 $871 $900 $896 $929 $933 3Q15 4Q15 1Q16 2Q16 3Q16 Commercial Auto Lease Retail Total Auto Net Financing Revenue

Optimizing Risk-Adjusted Yields[3]

- **Higher yields from optimizing mix and pricing actions have more than offset higher expected loss rates, even if losses increase beyond expectations**
- **We expect loans to remain profitable over the life of the loan – even in a Great Recession type stress**

Estimated Risk-Adjusted Retail Auto Yield[3]



Priced Loss Expectation
80% Priced Loss Expectation
125% Priced Loss Expectation
Priced Loss Expectation (Avg. 2014-2015)
6.00%
5.50%
5.00%
4.50%
4.00%
3.50%
3.00%
Jan-12
Mar-12
May-12
Jul-12
Sep-12
Nov-12
Jan-13
Mar-13
May-13
Jul-13
Sep-13
Nov-13
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
May-16
Jul-16
Sep-16
YTD 16
4.65%

	YTD 16	YTD 15
Originated yield[1]	5.86%	5.27%
Priced NAALR[2]	-1.20%	-1.11%
Risk-adjusted yield[3]	4.65%	4.16%
125% Priced NAALR[2]	-1.51%	
Pro forma Risk-adjusted yield[3]	4.35%	

(1) Originated yield represents the estimated average annualized yield for loans originated during the period, using yield expectations at origination
(2) Estimated net average annualized loss rate ("NAALR") on originations at the time of booking
(3) Estimated risk-adjusted retail auto yield is a forward-looking non-GAAP financial measure. See page 18 for calculation methodology and details.

13

14 Tangible Drivers of EPS Growth • Unsecured debt maturities – $12 billion over next 4 years • Deposit growth provides fuel for smart asset growth • Repurchasing shares at significant discount • Wealth management and mortgage origination fee growth • Eliminated preferred dividends • Lease revenue declining (expected to normalize in 2018) • Targeting 15+/-% Adjusted EPS(1) CAGR and 12+/-% ROTCE(1) over time Driving improved profitability in a low rate, competitive environment • Optimizing returns in retail loan book (1) Represents a non-GAAP financial measure. See page 24 and 25 for calculation methodology and details.

15 Last 12 Months (LTM) ending 9/30/16 vs. comparable LTM - Adjusted EPS Growth 21.1% 14.6% 13.2% 7.0% 3.3% 3.2% 2.2% 1.8% 0.8% 0.8% 0.6% 0.6% -0.6% -1.7% -1.7% -1.9% -2.8% -6.9% -9.3% -14.7% RF CFG ALLY MTB DFS STI USB JPM PNC HBAN SYF FITB KEY STT BBT WFC COF BAC CMA C EPS Growth Comparison Focused on delivering long runway of strong EPS growth Source: Bloomberg Adjusted EPS, last 12 months ended 9/30/16 vs. last 12 months ended 9/30/15 (1) Represents a non-GAAP financial measure. See page 24 calculation methodology and details. (1)

16 Conclusion: Strategic Priorities  Significantly grow deposit customer base − Reduce capital markets funding − More customers to offer new products − Ultimately lowers deposit beta and allows for pricing optimization  Successfully introduce new banking products – more than a deposit gatherer − Reinforce customer relationships − Diversify revenue and improve ROE − Leverage brand, culture and scalability of the franchise  Position auto finance for the future − Experts in point-of-sale financing − Evolve if ride-sharing, autonomous and direct lending grows − Investing in technology and partnerships  Maintain leading, well respected digital banking brand  Protect book value and deliver attractive, long-term returns  Drive value for shareholders, customers, communities and associates 1 2 3 4 5 6 Strategy: Build the leading modern, digital financial services company

17 CONFIDENTIAL Supplemental

18 Notes on non-GAAP and other financial measures Supplemental 1) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) original issue discount (OID) amortization expense and (2) repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 26 for calculation methodology and details. 2) Core net income available to common is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income available to common adjusts GAAP net income available to common for discontinued operations net of tax, tax-effected OID expense, tax- effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. See page 24 for calculation methodology and details. 3) Controllable expenses primarily includes employee related costs, consulting and legal fees, marketing, information technology, facility, portfolio servicing and restructuring expenses. 4) U.S. consumer auto originations  New Retail Subvented – subvented rate new vehicle loans  New Retail Standard – standard rate new vehicle loans  Lease – new vehicle lease originations  Used – used vehicle loans  Growth – total originations from non-GM/Chrysler dealers 5) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 6) Tangible Common Equity is defined as common stockholders’ equity less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Tangible common equity is not formally defined by GAAP or codified in the federal banking regulations and, therefore, is considered to be a non-GAAP financial measure. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for unamortized original issuance discount and net deferred tax asset. See page 25 for more details. 7) Estimated risk-adjusted retail auto yield is a forward-looking non-GAAP financial measure that management believes is helpful to readers in evaluating the estimated profitability of loan originations during the period. Estimated risk-adjusted retail auto yield is determined by calculating the estimated average annualized yield less the estimated net average annualized loss rate (NAALR) for loans originated during the period, using yield and loss expectations at origination. We believe this metric, and the changes to this metric, are also useful to investors in assessing the pricing of loans originated during the period and in comparing the profitability of loan originations across periods and against the overall current portfolio of loans. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Available to Common, Core Return on Tangible Common Equity (Core ROTCE), Estimated Risk-Adjusted Retail Auto Yield, Adjusted Efficiency Ratio, fully phased-in Common Equity Tier 1 (CET1) capital and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital measures. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

Supplemental

Third Quarter Financial Results

($ millions except per share data)	3Q 16	2Q 16	3Q 15	Increase / (Decrease) vs. 2Q 16	Increase / (Decrease) vs. 3Q 15
Net financing revenue (excld OID) [1]	$ 1,011	$ 998	$ 981	$ 13	$ 29
OID expense	(15)	(14)	(11)	(1)	(3)
Net financing revenue (as reported)	996	984	970	12	26
Total other revenue	388	374	332	14	56
Provision for loan losses	258	172	211	86	47
Controllable expenses	479	463	452	16	27
Other noninterest expenses	256	310	222	(54)	34
Pre-tax income from continuing operations	**$ 391**	**$ 413**	**$ 417**	**$ (22)**	**$ (26)**
Income tax expense	130	56	144	74	(14)
(Loss) income from discontinued operations, net of tax	(52)	3	(5)	(55)	(47)
Net income	**$ 209**	**$ 360**	**$ 268**	**$ (151)**	**$ (59)**
Preferred dividends	-	15	38	(15)	(38)
Net income available to common	**$ 209**	**$ 345**	**$ 230**	**$ (136)**	**$ (21)**

	3Q 16	2Q 16	3Q 15	2Q 16	3Q 15
GAAP EPS (diluted)	**$0.43**	**$0.71**	**$0.47**	**$ (0.28)**	**$ (0.04)**
Discontinued operations, net of tax	0.11	(0.01)	0.01	0.11	0.10
OID expense	0.02	0.02	0.02	0.00	0.00
Repositioning / other [2]	-	(0.18)	0.00	0.18	(0.00)
Adjusted EPS [3]	**$0.56**	**$0.54**	**$0.51**	**$ 0.02**	**$ 0.06**
Core ROTCE [3]	**9.8%**	**9.7%**	**9.2%**		
Adjusted Efficiency Ratio [3]	**45.9%**	**43.7%**	**43.7%**		
Effective Tax Rate [4]	**33.2%**	**13.7%**	**34.5%**		

(1) Represents a non-GAAP financial measure. Excludes OID. See page 26 for calculation methodology and details.

(2) Repositioning items are primarily related to the extinguishment of high-cost legacy debt and strategic activities. Other primarily includes certain discrete tax items. See page 24 for details.

(3) Represents a non-GAAP financial measure. See pages 24, 25 and 26 for calculation methodology and details.

(4) 2Q16 effective tax rate was impacted by a $98 million tax benefit from a tax reserve release related to a prior year federal tax return

19

Supplemental

Net Interest Margin

ally

- **Net Interest Margin ("NIM") of 2.69% up 5 bps YoY driven by higher retail auto yields**
- **NIM (excluding OID) [1] of 2.73% up 6 bps YoY**
- **Increased asset sensitivity during 3Q**

Net Interest Margin
($ millions)

	3Q 16		2Q 16		3Q 15	
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Retail Auto Loan	$ 64,223	5.58%	$ 63,621	5.47%	$ 62,115	5.24%
Auto Lease (net of dep)	13,232	7.25%	14,392	7.46%	17,519	6.84%
Commercial Auto	34,905	3.03%	34,800	3.03%	31,726	2.85%
Corporate Finance	3,115	6.39%	2,973	6.36%	2,309	6.19%
Mortgage	11,052	3.24%	10,764	3.36%	9,564	3.36%
Cash, Securities and Other	20,080	1.98%	20,269	1.94%	21,413	1.83%
Total Earning Assets	**$ 146,607**	**4.47%**	**$ 146,819**	**4.47%**	**$ 144,646**	**4.30%**
Interest Revenue	$ 1,648		$ 1,630		$ 1,567	
LT Unsecured Debt	$ 21,714	4.87%	$ 22,698	4.80%	$ 20,884	4.96%
Secured Debt	32,343	1.62%	34,019	1.56%	42,150	1.19%
Deposits [2]	74,263	1.14%	71,570	1.14%	62,882	1.14%
Other Borrowings [3]	10,834	1.14%	10,862	1.15%	11,890	0.83%
Total Funding Sources [1]	**$ 139,154**	**1.83%**	**$ 139,149**	**1.84%**	**$ 137,806**	**1.71%**
Interest Expense	$ 641		$ 637		$ 593	
Net Financing Revenue [4]	$ 1,007		$ 993		$ 974	
NIM (excluding OID) [1]	**2.73%**		**2.72%**		**2.67%**	
NIM (as reported)	**2.69%**		**2.68%**		**2.64%**	

(1) Represents a non-GAAP financial measure. Excludes OID. See page 26 for calculation methodology and details.
(2) Includes brokered deposits. Includes average noninterest-bearing deposits of $97 million in 3Q16, $91 million in 2Q16, and $91 million in 3Q15
(3) Includes Demand Notes, FHLB, and Repurchase Agreements
(4) Excludes dividend income from equity investments

20

21 Significant Savings as Unsecured Debt Declines Supplemental ($ billions) $4.4 $3.7 $1.7 $2.2 $9.1 2017 2018 2019 2020 2021+ Unsecured Long-Term Debt Maturities • Significant amount of unsecured long-term debt maturities over the next several years • Expect significant decline in unsecured debt footprint as maturities roll off and are replaced with deposit funding Weighted Average Coupon(1) 4.5% 4.3% 3.6% 6.5% 6.2% (1) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds within the given year (2) ‘2021+’ includes ~$2.7 billion of trust preferred securities (TruPS) which qualify for tier 1 regulatory capital Attractive uses of $12+ billion of annual deposit growth expected to drive higher net interest income $12 billion of maturities with weighted-average cost of 4.7% (2)

22 Illustrative View of Potential Deposit Growth Value $40+ billion Deposit Growth next 3-4 years  Retail  Sweep  Brokered 2.0%+ Attractive Uses  Retire Unsecured Debt  Reduce Secured Debt  Capital Efficient Asset Growth − Mortgage − Securities portfolio − Corporate Finance − Alternative Auto $800+ million Incremental Profits Contribution Margin on average Incremental Revenue  ~$1.20-$1.40 of incremental annual EPS  Does not include: − Higher asset yields − Wealth Management fee growth − Mortgage origination fee growth − Other drivers Customer growth also important strategically with product expansion initiatives Supplemental

23 Auto Finance – Key Metrics Supplemental (EOP $ billions) $62.1 $63.5 $64.2 $62.9 $63.2 $64.8 $17.9 $17.3 $16.3 $15.0 $13.8 $12.7 $83.6 $85.7 $85.3 $84.6 $84.3 $83.8 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 On Balance Sheet Retail Serviced for Others Lease ($ billions) $32.5 $31.7 $34.1 $34.0 $34.8 $34.9 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 (% of $ originations) 6% 7% 3% 1% 1% 1% 48% 49% 49% 45% 46% 48% 9% 9% 11% 9% 9% 11% 37% 35% 37% 45% 43% 40% 2Q 1 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 New Retail Subvented New Retail Standard Lease Used ($ billions; % of $ originations) 45% 45% 40% 37% 35% 35% 24% 24% 26% 26% 28% 29% 32% 32% 33% 37% 37% 36% $10.8 $11.1 $9.3 $9.0 $9.4 $9.3 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 GM Chrysler Growth See slide 18 for definitions Consumer Assets Commercial Assets Consumer Originations Origination Mix Note: Asset balances reflect the average daily balance for the quarter See slide 18 for definitions

Supplemental

GAAP to Core Results

Adjusted Earnings per Share ("Adjusted EPS")

		QUARTERLY TREND				
		3Q 16	2Q 16	1Q 16	4Q 15	3Q 15
Numerator ($ millions)						
GAAP net income available to common shareholders		$ 209	$ 345	$ 235	$ (953)	$ 230
less: Disc Ops, net of tax		52	(3)	(3)	13	5
add back: Original issue discount expense ("OID expense")		15	14	15	12	11
add back: Repositioning Items		-	4	7	3	2
less: OID & Repo. Tax *(35% in '16, 34% in '15)*		(5)	(6)	(8)	(5)	(5)
Significant Discrete Tax Items		-	(91)	7	-	-
Series G Actions		-	-	-	1,179	-
Series A Actions		-	1	-	-	-
Core net income available to common shareholders	[a]	$ 271	$ 263	$ 253	$ 249	$ 244
Denominator						
Weighted-Average Shares Outstanding - *(Diluted, thousands)*	[b]	483,575	486,074	484,654	484,845	484,399
Adjusted EPS	[a] / [b]	$ 0.56	$ 0.54	$ 0.52	$ 0.52	$ 0.51

***Adjusted earnings per share (Adjusted EPS)** is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income available to common is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and discontinuation of legacy mortgage operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash expense bond exchange original issue discount (OID), (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (5) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.*

24

Supplemental

GAAP to Core Results

Core Return on Tangible Common Equity ("Core ROTCE")		QUARTERLY TREND				
		3Q 16	2Q 16	1Q 16	4Q 15	3Q 15
Numerator *($ millions)*						
GAAP net income available to common shareholders		$ 209	$ 345	$ 235	$ (953)	$ 230
less: Disc Ops, net of tax		52	(3)	(3)	13	5
add back: Original issue discount expense ("OID expense")		15	14	15	12	11
add back: Repositioning Items		-	4	7	3	2
less: OID & Repo. Tax *(35% in '16, 34% in '15)*		(5)	(6)	(8)	(5)	(5)
Significant Discrete Tax Items & Other		-	(91)	7	8	2
Series G Actions		-	-	-	1,179	-
Series A Actions		-	1	-	-	-
Core net income available to common shareholders	[a]	$ 271	$ 263	$ 253	$ 257	$ 246
Denominator *(2-period average, $ billions)*						
GAAP shareholder's equity		$ 13.6	$ 13.7	$ 13.6	$ 14.0	$ 14.4
less: Preferred equity		-	0.3	0.7	0.8	0.8
less: Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		0.3	0.1	0.0	0.0	0.0
Tangible common equity		$ 13.3	$ 13.2	$ 12.9	$ 13.2	$ 13.6
less: Unamortized original issue discount ("OID discount")		1.3	1.3	1.3	1.3	1.3
less: Net deferred tax asset ("DTA")		1.0	1.1	1.2	1.4	1.5
Normalized common equity	[b]	$ 11.0	$ 10.8	$ 10.4	$ 10.5	$ 10.7
Core Return on Tangible Common Equity	[a] / [b]	9.8%	9.7%	9.8%	9.8%	9.2%

Core return on tangible common equity (Core ROTCE) *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for unamortized OID and net DTA. Ally's Core net income available to common utilized a static 34% tax rate for purposes of calculating Core ROTCE through 4Q 2015. As of 1Q 2016, Ally's Core net income available to common for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for any discrete tax items including tax reserve releases, which aligns with the methodology used calculating adjusted earnings per share.*

(1) In the numerator of Core ROTCE, GAAP net income available to common is adjusted for discontinued operations net of tax, tax-effected OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions.

(2) In the denominator, GAAP shareholder's equity is adjusted for preferred equity and goodwill and identifiable intangibles net of DTL, unamortized OID, and net DTA.

25

Supplemental

GAAP to Core Results

Adjusted Efficiency Ratio

		QUARTERLY TREND				
		3Q 16	2Q 16	1Q 16	4Q 15	3Q 15
Numerator *($ millions)*						
Total noninterest expense		$ 735	$ 773	$ 710	$ 668	$ 674
less: Rep and warrant expense		(2)	(3)	(1)	(2)	(3)
less: Insurance expense		222	293	218	201	209
less: Repositioning items		-	4	4	1	2
Adjusted noninterest expense	[a]	$ 515	$ 479	$ 488	$ 468	$ 465
Denominator *($ millions)*						
Total net revenue		$ 1,384	$ 1,358	$ 1,327	$ 1,339	$ 1,302
add: Original issue discount		15	14	15	12	11
add: Repositioning items		-	-	3	2	-
less: Insurance revenue		278	275	268	279	249
Adjusted net revenue	[b]	$ 1,121	$ 1,097	$ 1,076	$ 1,074	$ 1,064
Adjusted Efficiency Ratio	[a] / [b]	45.9%	43.7%	45.4%	43.6%	43.7%

***Adjusted efficiency ratio** is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, repositioning items primarily related to strategic activities and rep and warrant expense. In the denominator, total net revenue is adjusted for Insurance segment revenue, repositioning items primarily related to the extinguishment of high-cost legacy debt and original issue discount (OID).*

$ in millions	3Q 16			2Q 16			3Q 15		
	GAAP	OID & Repositioning Items	Non-GAAP [1]	GAAP	OID & Repositioning Items	Non-GAAP [1]	GAAP	OID & Repositioning Items	Non-GAAP [1]
Consolidated Ally									
Net financing revenue	$ 996	$ 15	$ 1,011	$ 984	$ 14	$ 998	$ 970	$ 11	$ 981
Total other revenue	388	-	388	374	-	374	332	-	332
Provision for loan losses	258	-	258	172	-	172	211	-	211
Controllable expenses	479	-	479	463	(4)	459	452	(2)	449
Other noninterest expenses	256	-	256	310	(0)	310	222	-	222
Pre-tax income from continuing ops	**$ 391**	**$ 15**	**$ 406**	**$ 413**	**$ 18**	**$ 431**	**$ 417**	**$ 14**	**$ 431**
Corporate / Other (incl. Legacy & Wealth)									
Net financing revenue	$ (6)	$ 15	$ 9	$ (16)	$ 14	$ (2)	$ 45	$ 11	$ 56
Total other revenue (loss)	46	-	46	34	-	34	26	-	26
Provision for loan losses	(16)	-	(16)	(1)	-	(1)	3	-	3
Noninterest expense	63	-	63	37	(4)	33	32	(2)	30
Pre-tax income (loss) from continuing ops	**$ (7)**	**$ 15**	**$ 8**	**$ (18)**	**$ 18**	**$ (0)**	**$ 36**	**$ 14**	**$ 50**

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